NATIONAL SURGERY CENTERS, INC.

                  1997 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

         1. STATEMENT OF PURPOSE. The purpose of this 1997 Non-Employee Directors' Stock Option Plan (the "Plan") is to benefit National Surgery Centers, Inc. (the "Company") through offering its directors who are not employees or officers of the Company or its subsidiaries, if any, a favorable opportunity to become holders of the common stock of the Company ("Common Stock"), thereby giving them a long term stake in the growth and prosperity of the Company, in order to enable them to represent the viewpoint of other stockholders of the Company more effectively and to encourage them to continue serving as directors of the Company.

         2. ELIGIBILITY. Options shall be granted under this Plan only to members of the Board of Directors who are not employees or officers of the Company or its subsidiaries, if any, ("Eligible Directors").

         3. GRANT AND VESTING OF OPTIONS. An option shall automatically be granted to each Eligible Director on the date on which this Plan is approved, based upon the year in which his or her term expires, as follows:



          YEAR IN WHICH TERM EXPIRES                               NUMBER AND VESTING OF SHARES

                      1997                               5,000 shares, all fully vested

                      1998                               7,500  shares,  of which 5,000 are fully
                                                         vested and 2,500 vest on the date of the
                                                         1997 annual meeting of shareholders

                      1999                               10,000 shares,  of which 5,000 are fully
                                                         vested,  2,500  vest on the  date of the
                                                         1997 annual meeting of shareholders, and
                                                         2,500  vest  on the  date  of  the  1998
                                                         annual meeting of shareholders


         Thereafter, each Eligible Director shall automatically receive a grant of option shares upon his or her election or re-election as an Eligible Director, commencing with the Eligible Directors who are elected or reelected at the annual meeting of shareholders held in 1997. Each such option shall be for 7,500 shares if the Eligible Director is elected to a full three year term, of which 2,500 shall be fully vested, 2,500 shall vest on the first anniversary of the grant and 2,500 shall vest on the second anniversary. If the Eligible Director is elected to fill a term of less than three years, the number of shares shall be equal to 2,500 for each full year of his or her term.

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         In  addition,  the entire  Board of  Directors of the Company may grant additional options under which a total of not in excess of 25,000 shares of the common stock of the Company may be purchased from the Company, subject to adjustment as provided in Paragraph 9. The aggregate number of shares which shall be available for such options under this Plan shall be 250,000 shares. Such number of shares, and the number of shares subject to options outstanding under the Plan, shall be subject in all cases to adjustment as provided in Paragraph 9. No option shall be granted under the Plan subsequent to February 11, 2007. Options granted under the Plan are intended not to be treated as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         Notwithstanding, any of the foregoing to the contrary, in the event an option expires unexercised as to any shares, such shares may again be optioned. Shares subject to options may be made available from unissued or reacquired shares of Common Stock.

         Nothing contained in the Plan or in any option granted pursuant thereto shall in itself confer upon any optionee any right to continue serving as a director of the Company or interfere in any way with any night of the Board of Directors or stockholders of the Company pursuant to the certificate of incorporation or by-laws of the Company or applicable law to remove such director.

         4. OPTION PRICE. Subject to adjustment under Paragraph 9, the option price shall be the fair market value at the time the option is granted of the shares of Common Stock subject to the option.

         5. DURATION OF OPTIONS, INCREMENTS AND EXTENSIONS. Subject to the provisions of Paragraph 7, each option shall be for a term of ten years and shall become exercisable at the end of six months after the option is granted (or, if later, the date on which such option vests).

         6. EXERCISE OF OPTION. An option may be exercised by giving written notice to the Company, attention of the Secretary, specifying the number of shares to be purchased, accom panied by the full purchase price for the shares to be purchased in cash or by check, provided, however, that in lieu of cash an optionee may, with the approval of the Board of Directors, exer cise his or her option by (i) tendering to the Company shares of Common Stock owned by him or her and with the certificates therefor registered in his or her name, having a fair market value equal to the cash exercise price of the shares being purchased; or (ii) instructing the Company to withhold from the shares of Common Stock otherwise issuable upon the exercise of the option that number of shares having a fair market value equal to the cash exercise price of the shares being purchased; provided, however, that an election pursuant to clause (ii) must be made by the optionee during the period beginning on the third business day following the date of release for publication of the Company's quarterly or annual financial summary of its results of operations and ending on the twelfth business day following such date. For these purposes, the per share value of the Company's common stock shall be the fair market value at the close of business on

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the date preceding the date of exercise (or, if that date is not a trading, day, on the trading day next preceding the date of exercise of the option).

         At the time of any exercise of any option, the Company may, if it shall determine it necessary or desirable for any reason, require the optionee (or his heirs, legatees, or legal repre sentative, as the case may be) as a condition upon the exercise thereof, to deliver to the Company a written representation of present intention to purchase the shares for investment and not for distribution or resale. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the optionee upon his exercise of part or all of the option and a stop transfer order may be placed with the transfer agent. Each option shall also be subject to the requirements that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regu latory body is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, the option may not be exercised in whole or in part unless such listing, regis tration, qualification, consent or approval shall have been effected or obtained free of any condi tions not acceptable to the Company.

         If the Company shall determine it necessary or desirable for any reason, an option shall provide that it is contemplated that the shares acquired through the exercise of the option will not be registered under applicable federal and state securities laws and that such shares cannot be resold unless they are registered under such laws or unless an exemption from registration is available, and the certificate for any such shares issued upon the exercise of the option shall bear a legend making appropriate reference to such provisions and a stop transfer order may be placed with the transfer agent.

         7. TERMINATION--EXERCISE THEREAFTER. In the event an optionee ceases to be a direc tor of the Company for any reason other than death, permanent disability or resignation, such optionee's option shall expire and all rights to purchase shares pursuant thereto shall terminate, except that any then exercisable option shall be exercisable for a period of 15 days after the date of such termination (or until the scheduled termination of the option, if earlier).

         In the event of death or permanent disability (as that term is defined in Section 22(c)(3) of the Code, as now in effect or as it shall be subsequently amended), an exercisable option may be exercised in full by the optionee or, if he is not living, by his or her heirs, legatees, or legal repre sentative, as the case may be, during its specified term prior to one year after the date of death or permanent disability. In the event of resignation, an exercisable option may be exercised, to the extent vested at the time of resignation, by the optionee (or, if he or she dies within three months after such termination, by his or her heirs, legatees, or legal representative, as the case may be), at any time during its specified term prior to three months after the date of such resignation.

         8. NON-TRANSFERABILITY OF OPTIONS. An Eligible Director may transfer options granted under this Plan to his spouse, his descendants or their spouses (including descendants by

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



adoption), or a trust for any of the foregoing. Any such transfer shall be made by written assignment, shall not be effective until written notice thereof is actually received by the Company, and shall be subject to such conditions as the Board of Directors may require. If any option is so transferred, the transferee shall have the night to exercise the option and to purchase the Common Stock, but all other provisions of this Plan shall be applied as if the optionee still owned the option. Except as otherwise specifically provided in this Section 8, an option granted under the Plan shall be exercisable during the life of the optionee only by the optionee, and shall not be transferable by the optionee (or any transferee) other than by will or the laws of descend and distribution.

         9. ADJUSTMENT. The number of shares subject to the Plan and to options granted under the Plan shall be adjusted as follows: (a) in the event that the Company's outstanding com mon stock is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to options granted thereunder shall be proportionately adjusted; (b) in the event of any mercer, consolidation or reorganization of the Company with any other corpo ration or corporations, there shall be substituted, on an equitable basis as determined by the Board of Directors, for each share of common stock then subject to the Plan, whether or not at the time subject to outstanding options, the number and kind of shares of stock or other securities to which the holders of common stock of the Company will be entitled pursuant to the transaction; (c) in the event of any other relevant change in the capitalization of the Company, the Board of Directors shall provide for an equitable adjustment in the number of shares of common stock then subject to the Plan, whether or not then subject to outstanding options; and (d) in the event of any such adjustment the purchase price per share shall be proportionately adjusted.

         10. CHANGE IN CONTROL. Any option previously granted under the Plan to an optionee who is an Eligible Director on the date of a "Change in Control" shall be immediately exercisable in full on such date, without regard to any times of exercise established under Paragraph 6 hereof. The term "Change in Control" shall mean the occurrence, at any time during the specified term of an option granted under the Plan, of any of the following events:

         (a) The Company is merged or consolidated or reorganized into or with or shares of stock of the Company are exchanged for stock or securities of, another corporation or other legal person and as a result of such, merger, consolidation, reorganization or exchange less than 51% of the outstanding voting securities or other capital interests of the surviving, resulting or acquir ing corporation or other legal person are owned in the aggregate by the stockholders of the Com pany immediately prior to such merger, consolidation, reorganization or exchange;

         (b) The Company sells all or substantially all of its business and/or assets to any other corporation or other legal person, less than 51% of the outstanding voting securities or other capital interests of which are owned in the aggregate by the stockholders of the Company, directly or indirectly, immediately prior to or after such sale;

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



         (c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person or group (as the terms "person" and "group" are used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act and the rules and regulations promulgated thereunder) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 20% or more of the issued and outstanding shares of voting, securities of the Company; or

         (d) During any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or nomination for election by the Company's stockholders of each new director of the Company was approved by a vote of at least two-thirds of such direc tors of the Company then still in office who were directors of the Company at the beginning of any such period.

         Notwithstanding any other provisions in the Plan, during the period of 30 days after any Change in Control, each optionee (or other person entitled to exercise an option granted under the Plan) (in either case, the "Optionholder") shall have the right to require the Company to purchase from him any option granted under the Plan at a purchase price equal to (1) the excess of the fair market value per share (as defined in Section 5) over the option price (2) multiplied by the number of option shares specified by the Optionholder for purchase in a written notice to the Company, attention of the Secretary. The amount payable to each Optionholder by the Company shall be in cash or by certified check and shall be reduced by any taxes required to be withheld.

         11. AMENDMENT OF PLAN. The Board of Directors may amend or discontinue the Plan at any time; provided, however, that no amendment or discontinuance shall change or impair any options previously granted without the consent of the optionee.

         12. EFFECTIVE DATE. The Board of Directors adopted and approved the Plan on February 11, 1997.

         13.  MISCELLANEOUS.

         (a) No shares of Common Stock shall be issued hereunder with respect to any option unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

         (b) It is the intent of the Company that the Plan comply in all respects with Rule 16b-3 under the Exchange Act, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if any provision of the Plan is found not to be

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


in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3.

         (c) The Company shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue Com mon Stock, other securities or property, or other forms of payment, or any combination thereof, upon exercise, settlement or payment of any option under the Plan, that the participant (or any beneficiary or person entitled to act) pay to the Company, upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue Common Stock, other securities or property, or other forms of payment, or any combination thereof. Notwithstanding anything in the Plan to the contrary, the Board of Directors may, in its discretion, permit an eligible participant (or any beneficiary or person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such option, at such time and in such manner as the Board of Directors shall deem to be appro priate (including, but not limited to, by authorizing the Company to withhold, or agreeing to surrender to the Company on or about the date such tax liability is determinable, Common Stock, other securities or property, or other forms of payment, or any combination thereof, owned by such person or a portion of such forms of payment that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such option to such person, having a fair market value equal to the amount of such taxes).

         (d) The expense of the Plan shall be borne by the Company.



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